Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-208715 and Form S-8 Nos. 333-69188 and 333-63038) of Willamette Valley Vineyards, Inc. of our report dated March 23, 2017, relating to the financial statements of Willamette Valley Vineyards, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Moss Adams, LLP____________

Portland, Oregon
March 23, 2017